Exhibit 4(e)

FORM OF EMTN TEMPORARY GLOBAL FLOATING RATE BEARER NOTE

Temporary Global Floating Rate Bearer Note

GENERAL ELECTRIC CAPITAL CORPORATION

BEARER	BEARER
No. TGFL	[ ][1]
[ ][2]
THIS SECURITY IS A TEMPORARY GLOBAL BEARER NOTE, WITHOUT COUPONS, EXCHANGEABLE FOR AN INTEREST IN A PERMANENT GLOBAL BEARER NOTE, WITHOUT COUPONS, REPRESENTING (AND EXCHANGEABLE FOR) DEFINITIVE BEARER NOTES OR IF SO PROVIDED HEREIN REGISTERED NOTES. IF SO PROVIDED HEREIN, THIS GLOBAL NOTE MAY ALSO BE EXCHANGED DIRECTLY FOR DEFINITIVE BEARER NOTES OR DEFINITIVE REGISTERED NOTES. THE RIGHTS ATTACHING TO THIS NOTE AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE ARE AS SPECIFIED IN THE FISCAL AGENCY AGREEMENT (AS DEFINED HEREIN).

ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR AN INTEREST IN A PERMANENT GLOBAL BEARER NOTE OR FOR DEFINITIVE NOTES, THIS GLOBAL NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE [DEPOSITARY/COMMON SAFE-KEEPER]3 TO A NOMINEE OF THE [DEPOSITARY/COMMON SAFE-KEEPER] OR BY A NOMINEE OF THE [DEPOSITARY/COMMON SAFE-KEEPER] TO THE [DEPOSITARY/COMMON SAFE-KEEPER] OR ANOTHER NOMINEE OF THE [DEPOSITARY/COMMON SAFE-KEEPER] OR BY THE [DEPOSITARY/COMMON SAFE-KEEPER] OR ANY SUCH NOMINEE TO A SUCCESSOR [DEPOSITARY/COMMON SAFE-KEEPER] OR A NOMINEE OF SUCH SUCCESSOR [DEPOSITARY/COMMON SAFE-KEEPER].

[1]	Insert Principal Amount.
[2]	Insert Optional Payment Amount if the Note has a dual-currency feature.
[3]	Common safe-keeper is only applicable where this Note indicates hereon that it is intended to be a New Global Note.

GENERAL ELECTRIC CAPITAL CORPORATION

EURO MEDIUM-TERM NOTE

(Floating Rate)

SERIES:

ISIN:

COMMON CODE:

ORIGINAL ISSUE DATE:

MATURITY DATE:

PRINCIPAL AMOUNT IN SPECIFIED CURRENCY:

INTEREST CALCULATION:

[    ] Regular Floating Rate Note

[    ] Inverse Floating Rate Note

[    ] Other Floating Rate

INTEREST RATE BASIS:

[    ] CD Rate

[    ] Commercial Paper Rate

[    ] Eleventh District Cost of Funds Rate

[    ] Federal Funds Rate

[    ] LIBOR

[    ] EURIBOR

[    ] Treasury Rate

[    ] Prime Rate

[    ] Other

SPREAD (PLUS OR MINUS):

SPREAD MULTIPLIER:

INDEX MATURITY:

NEW GLOBAL NOTE:

[    ] Yes[4]

[    ] No

INTENDED TO BE HELD IN A MANNER WHICH WOULD ALLOW EUROSYSTEM ELIGIBILITY:

[    ] Yes[5]

[    ] Not Applicable

IF INTEREST RATE BASIS IS LIBOR, INDEX CURRENCY:

DESIGNATED LIBOR PAGE:

[    ] Reuters Page:

[    ] Telerate Page:

MAXIMUM INTEREST RATE:

MINIMUM INTEREST RATE:

INTEREST PAYMENT PERIOD:

INTEREST PAYMENT DATE(S):

INITIAL INTEREST RATE:

INTEREST RESET PERIOD:

INTEREST RESET DATES:

INTEREST DETERMINATION DATE:

REGULAR RECORD DATES (if any):

DAY COUNT FRACTION

[    ] Actual/365[6]

[    ] Actual/Actual

[    ] Actual/Actual (ISDA)

[    ] Actual/365 (Fixed)

[    ] Actual/365 (Sterling)

[    ] Actual/360[7]

[    ] 30/360

[    ] 360/360

[    ] Bond Basis

[    ] 30E/360

[    ] Eurobond Basis

[    ] (Other)

CALCULATION AGENT:

ISSUER OPTIONAL REDEMPTION DATE:

NOTEHOLDER OPTIONAL REDEMPTION DATE:

OPTIONAL REPAYMENT:

FACE AMOUNT CURRENCY:

OPTION VALUE CALCULATION AGENT:

OPTIONAL PAYMENT CURRENCY:

OPTION ELECTION DATES:

DESIGNATED EXCHANGE RATE:

CURRENCY BASE RATE:

DETERMINATION AGENT:

INITIAL MATURITY DATE:

ELECTION DATE

FINAL MATURITY DATE:

AVAILABILITY OF REGISTERED NOTES:

IF THIS NOTE IS EXCHANGEABLE DIRECTLY FOR DEFINITIVE NOTES, INDICATE FORM(S) OF DEFINITIVE NOTES:

DENOMINATIONS OF DEFINITIVE NOTES (if not as set forth herein):

DENOMINATIONS:

REDENOMINATION:

LISTING:

TAX REDEMPTION DATE:

ADDENDUM ATTACHED:

OTHER PROVISIONS:

RANKING:

[    ] Senior

[    ] Subordinated

[4]	Only applicable to euro denominated Notes intended to be held in a manner which would allow Eurosystem eligibility
[5]	Only applicable if Note issued in New Global Note form

General Electric Capital Corporation (together with its successors and assigns, the “Company”), for value received, hereby promises to pay to each of Euroclear Bank, S.A./N.V., as operator of the Euroclear System (the “Euroclear Operator”), and Clearstream Banking, société anonyme (“Clearstream, Luxembourg”, and, together with the Euroclear Operator “the relevant Clearing Systems”), or any other recognized or agreed clearing system (if indicated hereon that this Note is not intended to be a New Global Note), with respect to that portion of this Note held for its account, the principal sum (or Face Amount, if the Note has a dual-currency or index feature), (a) if indicated hereon that this Note is not intended to be a New Global Note, specified in Schedule A-1 hereto or, (b) if indicated hereon that this Note is intended to be a New Global Note, entered in the records of the relevant Clearing Systems, on the Maturity Date specified above (except to the extent redeemed or repaid prior to the Maturity Date) or, (a) if indicated hereon that this Note is not intended to be a New Global Note, in accordance with the Amortization Schedule set out in Schedule A-2 hereto or (b) if indicated hereon that this Note is intended to be a New Global Note, in accordance with the records of the relevant Clearing Systems and to pay interest thereon at the Interest Rate per annum specified above from the Original Issue Date specified above until the principal hereof is paid or duly made available for payment (except as provided below), in arrears monthly, quarterly, semiannually or annually as specified above as the Interest Payment Period on each Interest Payment Date (as specified above), commencing with the first Interest Payment Date next succeeding the Original Issue Date specified above, and on the Maturity Date (or any other redemption or repayment date specified above).

If indicated hereon that this Note is intended to be a New Global Note, the nominal amount of Notes represented by this Note shall be the aggregate amount from time to time entered in the records of the relevant Clearing Systems. The records of the relevant Clearing Systems (which expression in this Note means the records that each relevant Clearing System holds for its customers which reflect the amount of such customer’s interest in the Notes) shall be conclusive evidence of the nominal amount of Notes represented by this Note and, for these purposes, a statement issued by a relevant Clearing System stating the nominal amount of Notes represented by this Note at any time shall be conclusive evidence of the records of the relevant Clearing System at that time.

Payments due in respect of Notes for the time being represented by this Note shall be made to the bearer of this Note and each payment so made will discharge the Company’s obligations in respect thereof. Any failure to make the entries referred to above shall not affect such discharge.

Interest on this Note will accrue from the most recent Interest Payment Date to which interest has been paid or duly provided for, or, if no interest has been paid or duly provided for, from the Original Issue Date, until the principal hereof has been paid or duly made available for payment, in each case, upon Certification. Upon the payment of interest on this Note, the Fiscal and Paying Agent (as defined below) shall (a) if indicated hereon that this Note is not intended to be a New Global Note, cause Schedule A-1 of this Note to be endorsed or (b) if indicated hereon that this Note is intended to be a New Global Note promptly provide details to the relevant Clearing Systems in order for the records of the relevant Clearing Systems to be updated and remain at all times accurate, in each case to reflect such payment of interest and the amount of interest so paid shall be noted. No payments on this Note will be made at any office or agency maintained by the Company in the United States for the payment of principal of, premium, if any, and interest, if any, on this Note, nor will any such payment be made by mail to an address in the United States or by transfer to an account maintained by the holder of this Note with a bank in the United States. Notwithstanding the foregoing, if this Note is payable in U.S. dollars and if payment in U.S. dollars of the full amount payable on this Note at the offices of all paying agencies outside the United States would be illegal or effectively precluded as a result of exchange controls or similar restrictions, payment on this Note will be made by a paying agency in the United States, if such paying agency, under applicable law and regulations, would be able to make such payment. Prior to the Exchange Date, payments of interest, if any, on this Note will be made only to the extent of, and upon, Certification. After the Exchange Date, the holder of this Note will not be entitled to receive any payment of principal or interest hereon.

This Note is issued in bearer form and represents a portion of a duly authorized issue of Euro Medium-Term Notes of the Series specified above, issued under an eighth amended and restated fiscal and paying agency agreement, dated as of May 12, 2006, among General Electric Capital Corporation, GE Capital Australia Funding Pty. Ltd., GE Capital Canada Funding Company, GE Capital European Funding, GE Capital UK Funding and JPMorgan Chase Bank, N.A., as fiscal agent and as principal paying agent (in such capacities, the “Fiscal and Paying Agent”) and J.P. Morgan

[6]	Floating Rate Notes denominated in any Specified Currency other than U.S. Dollars or Sterling
[7]	Floating Rate U.S. Dollar denominated Notes

Bank Luxembourg S.A., as initial registrar and transfer agent (as amended and supplemented from time to time, the “Fiscal Agency Agreement”). The Notes are issuable in bearer form (the “Bearer Notes”), with interest coupons attached (except in the case of Bearer Notes in global form), and (if so provided above) are also issuable in fully registered form, without coupons (the “Registered Notes” and, together with the Bearer Notes, the “Notes”). Definitive Bearer Notes, with interest coupons attached, are issuable in such denominations of the Specified Currency as are indicated on the face hereof and definitive Registered Notes (if any) are issuable in such denominations of the Specified Currency as are indicated on the face hereof.

Except as otherwise provided herein, this Note is governed by the terms and conditions of the Permanent Global Floating Rate Bearer Note (the “Permanent Global Floating Rate Bearer Note”) (or if so specified above, the definitive Floating Rate Bearer Notes or definitive Floating Rate Registered Notes) to be issued in exchange for this Note, which terms and conditions are hereby incorporated by reference herein mutatis mutandis and shall be binding on the Company and the holder hereof as if fully set forth herein.

This Note is exchangeable in whole or from time to time in part for (i) either, if indicated hereon that this Note is intended to be a New Global Note, interests recorded in the records of the relevant Clearing Systems in a single Permanent Global Floating Rate Bearer Note (equal to the principal amount of the Bearer Notes being exchanged theretofore represented by this Note) or, if indicated hereon that this Note is not intended to be a New Global Note, an interest (equal to the principal amount of the Bearer Notes being exchanged theretofore represented by this Note) in a single Permanent Global Floating Rate Bearer Note or (ii) if so specified above, an equal principal amount of definitive Floating Rate Bearer Notes and/or definitive Floating Rate Registered Notes upon request of the Euroclear Operator or Clearstream, Luxembourg, acting on behalf of the owner of a beneficial interest in the Note, to the Fiscal and Paying Agent only on or after the Exchange Date upon Certification to the effect that the Notes to be issued upon such exchange are not being acquired by or on behalf of a United States person or, if a United States person has a beneficial interest in the Notes, that such person is (i) a Qualifying Foreign Branch purchasing for its own account or for resale, (ii) a United States person who acquires the Notes through a Qualifying Foreign Branch and who holds the obligation through such financial institution on the date of Certification, or (iii) a financial institution who acquires the Notes for purposes of resale during the Restricted Period other than for purposes of resale directly or indirectly to a United States person or to a person within the United States. Upon exchange of any portion of this Note for a Permanent Global Floating Rate Bearer Note (or definitive Floating Rate Bearer Notes and/or definitive Floating Rate Registered Notes), the Fiscal and Paying Agent shall (a) if indicated hereon that this Note is not intended to be a New Global Note, cause Schedule A-1 of this Note to be endorsed or (b) if indicated hereon that this Note is intended to be a New Global Note, promptly provide details to the relevant Clearing Systems in order for the records of the relevant Clearing Systems to be updated, in each case to reflect the reduction of its principal amount by an amount equal to the aggregate principal amount being so exchanged. Except as otherwise provided herein, until exchanged for a Permanent Global Floating Rate Bearer Note (or definitive Floating Rate Bearer Notes and/or definitive Floating Rate Registered Notes), this Note shall in all respects be entitled to the same benefits under the Fiscal Agency Agreement as a duly authenticated and delivered definitive Note.

If this Note is subject to a tax redemption or if all or any portion of the principal hereof is accelerated, each as described in the Fiscal Agency Agreement, payment of the amount due upon any such redemption or acceleration shall be subject to receipt of Certification.

Unless the certificate of authentication hereon has been executed by the Fiscal and Paying Agent by manual signature, and, if indicated hereon that this Note is intended to be held in a manner which would allow Eurosystem eligibility, effectuated by the entity appointed as common safe-keeper by the relevant Clearing Systems, this Note shall not be entitled to any benefit under the Fiscal Agency Agreement or be valid or obligatory for any purpose.

As used herein:

(a) “Actual/Actual” or “Actual/Actual (ISDA)” means the actual number of days in the Interest Reset Period divided by 365 (or, if any proportion of that Interest Reset Period falls in a leap year, the sum of (A) the actual number of days in that portion of the Interest Reset Period falling in a leap year divided by 366 and (B) the actual number of days in that portion of the Interest Reset Period falling in a non-leap year divided by 365);

(b) “Actual/365 (Fixed)” means the actual number of days in the Interest Reset Period divided by 365;

(c) “Actual/360” means the actual number of days in the Interest Reset Period divided by 360;

(d) “30/360”, “360/360” or “Bond Basis” means the number of days in the Interest Reset Period divided by 360, calculated on a formula basis as follows:

Day Count Fraction = [360 x (Y2 – Y1)] + [30 x (M2 – M1)] + (D2 – D1)

                                    360

where:

“Y1” is the year, expressed as a number, in which the first day of the Interest Reset Period falls;

“Y2” is the year, expressed as a number, in which the day immediately following the last day of the Interest Reset Period falls;

“M1” is the calendar month, expressed as a number, in which the first day of the Interest Reset Period falls;

“M2” is the calendar month, expressed as a number, in which the day immediately following the last day of the Interest Reset Period falls;

“D1” is the first calendar day, expressed as a number, of the Interest Reset Period, unless such number is 31, in which case D1 will be 30; and

“D2” is the calendar day, expressed as a number, immediately following the last day included in the Interest Reset Period, unless such number would be 31 and D1 is greater than 29, in which case D2 will be 30;

(e) “30E/360” or “Eurobond Basis” means the number of days in the Interest Reset Period divided by 360, calculated on a formula basis as follows:

Day Count Fraction = [360 x (Y2 – Y1)] + [30 x (M2 – M1)] + (D2 – D1)

                                360

where:

“Y1” is the year, expressed as a number, in which the first day of the Interest Reset Period falls;

“Y2” is the year, expressed as a number, in which the day immediately following the last day of the Interest Reset Period falls;

“M1” is the calendar month, expressed as a number, in which the first day of the Interest Reset Period falls;

“M2” is the calendar month, expressed as a number, in which the day immediately following the last day of the Interest Reset Period falls;

“D1” is the first calendar day, expressed as a number, of the Interest Reset Period, unless such number would be 31, in which case D1 will be 30; and

“D2” is the calendar day, expressed as a number, immediately following the last day included in the Interest Reset Period, unless such number would be 31, in which case D2 will be 30; and

(f) “30E/360 (ISDA)” means the Final Terms, the number of days in the Interest Reset Period divided by 360, calculated on a formula basis as follows:

Day Count Fraction = [360 x (Y2 – Y1)] + [30 x (M2 – M1)] + (D2 – D1)

                                    360

where:

“Y1” is the year, expressed as a number, in which the first day of the Interest Reset Period falls;

“Y2” is the year, expressed as a number, in which the day immediately following the last day of the Interest Reset Period falls;

“M1” is the calendar month, expressed as a number, in which the first day of the Interest Reset Period falls;

“M2” is the calendar month, expressed as a number, in which the day immediately following the last day of the Interest Reset Period falls;

“D1” is the first calendar day, expressed as a number, of the Interest Reset Period, unless (i) that day is the last day of February or (ii) such number would be 31, in which case D1 will be 30; and

“D2” is the calendar day, expressed as a number, immediately following the last day included in the Interest Reset Period, unless (i) that day is the last day of February but not the Maturity Date or (ii) such number would be 31, in which case D2 will be 30.

(g) the term “Business Day” means, unless otherwise specified in the applicable Final Terms or Securities Note (as the case may be), any day other than a Saturday or Sunday or any other day on which banking institutions are generally authorized or obligated by law or regulation to close in each of (i) the principal financial center of the country in which the Company is incorporated; (ii) the principal financial center of the country of the currency in which the Notes are denominated; (iii) London, England; (iv) The City of New York and (v) any Additional Business Centre specified in the applicable Final Terms or Securities Note (as the case may be); provided, however, that with respect to Notes denominated in euro, such day is a TARGET Settlement Date. For purposes of this definition, the principal financial center of the United States is New York and the principal financial center of Australia is Sydney;

(h) the term “Certification” means a certificate substantially in the form of Exhibit B-2 hereto delivered by the Euroclear Operator or Clearstream, Luxembourg, as the case may be, which certificate is based on a certificate substantially in the form of Exhibit B-1 hereto provided to it by its account holders;

(i) the term “Qualifying Foreign Branch” means a branch of a United States financial institution, as defined in United States Treasury Regulations Section 1.165-12(c)(1)(iv), located outside the United States that is purchasing for its own account or for resale and that has agreed, as a condition of purchase, to comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the United States Internal Revenue Code of 1986, as amended and the regulations thereunder;

(j) the term “Restricted Period” with respect to each issuance means the period which begins on the earlier of the date on which the Company receives the proceeds of the sale of this Note with respect to its issuance or the first date on which this Note is offered to persons other than the Dealers, and which ends 40 days after the date on which the Company receives the proceeds of the sale of this Note; provided that if this Note is held as part of an unsold allotment or subscription, any offer or sale of this Note shall be deemed to be during the Restricted Period;

(k) the term “United States” means the United States of America (including the States and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction;

(l) the term “United States person” means (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, (iii) an estate the income of which is subject to United States federal income taxation regardless of its source, or (iv) a trust if a court in the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust, or if such trust has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person; and

(m) all other terms used in this Note which are defined in the Fiscal Agency Agreement and not otherwise defined herein shall have the meanings assigned to them in the Fiscal Agency Agreement.

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed.

DATED:	GENERAL ELECTRIC CAPITAL CORPORATION

[SEAL]	By:	/s/ Kathryn A. Cassidy
	Name:	Kathryn A. Cassidy
	Title:	Senior Vice President – Corporate Treasury and
Global Funding Operation
Attest:

By:	/s/ Craig T. Beazer
Title:	Authorized Signatory
CERTIFICATE OF AUTHENTICATION

This is one of the Notes referred

to in the within-mentioned Fiscal Agency Agreement.

THE BANK OF NEW YORK as Fiscal and Paying Agent

By:
Authorized Officer
[Effectuated without recourse, warranty or liability by

As common safe-keeper]8

[8]	Applicable only for a series of Notes issued and indicated hereon that it is issued as a New Global Note.

SCHEDULE A-1

SCHEDULE OF EXCHANGES9

The Initial Principal Amount of this Note is                     . The following payments of interest and exchanges of a part of this Note for an interest in a single Permanent Global Floating Rate Bearer Note (or if so specified above, for definitive Notes) have been made:

Date of Exchange or Interest Payment	Payment of Interest	Principal (Face)[10] Amount Exchanged for Permanent Global Bearer Notes or Definitive Notes	Remaining Principal (Face)[10]Amount Outstanding Following Such Exchange	Notation made by or on behalf of Fiscal and Paying Agent

[9]	Schedule A-1 should only be completed where this Note indicates hereon that it is not intended to be a New Global Note.
[10]	To be used instead of “Principal” if the Note has a dual-currency or index feature.

SCHEDULE A-2

AMORTIZATION SCHEDULE11

[INSERT IF APPLICABLE] / [NOT APPLICABLE]

[11]	Schedule A-2 should only be completed where this Note indicates hereon that it is not intended to be a New Global Note.

[FORM OF CERTIFICATE TO BE GIVEN BY AN ACCOUNT

HOLDER OF THE EUROCLEAR OPERATOR AND CLEARSTREAM, LUXEMBOURG]

EXHIBIT B-1

CERTIFICATE

General Electric Capital Corporation

Euro Medium-Term Notes

Represented by Temporary Global Note No.     .

This is to certify that as of the date hereof, and except as set forth below, the above-captioned Notes held by you for our account (i) are owned by person(s) that are not citizens or residents of the United States, corporations, partnerships or other entities created or organized in or under the laws of the United States or any political subdivision thereof, estates whose income is subject to United States federal income taxation regardless of its source, or a trust in which a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust or if such trust has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person, (“United States person(s)”), (ii) are owned by United States person(s) that (a) are foreign branches of United States financial institutions (as defined in U.S. Treasury Regulations Section 1.165-12(c)(1)(iv)) (“financial institutions”) purchasing for their own account or for resale, or (b) acquired the Notes through foreign branches of United States financial institutions and who hold the Notes through such United States financial institutions on the date hereof (and in either case (a) or (b), each such United States financial institution hereby agrees, on its own behalf or through its agent, that you may advise the Issuer or the Issuer’s agent that it will comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder), or (iii) are owned by United States or foreign financial institution(s) for purposes of resale during the restricted period (as defined in U.S. Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7)), and in addition if the owner of the Notes is a United States or foreign financial institution described in clause (iii) above (whether or not also described in clause (i) or (ii)) such financial institution has not acquired the Notes for purposes of resale directly or indirectly to a United States person or to a person within the United States or its possessions.

As used herein, “United States” means the United States of America (including the States and the District of Columbia) and its “possessions” including Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands.

We undertake to advise you promptly by tested telex on or prior to the date on which you intend to submit your certification relating to the Notes held by you for our account in accordance with your Operating Procedures if any applicable statement herein is not correct on such date, and in the absence of any such notification it may be assumed that this certification applies as of such date.

This certification excepts and does not relate to [Currency] [Amount] of such interest in the above Notes in respect of which we are not able to certify and as to which we understand exchange and delivery of definitive Notes (or, if relevant, exercise of any rights or collection of any interest) cannot be made until we do so certify.

EXHIBIT B-1

We understand that this certification is required in connection with certain tax laws and, if applicable, certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certification is or would be relevant, we irrevocably authorize you to produce this certification to any interested party in such proceedings.

Dated:                     , 20

[To be dated no earlier than the 10th day before

[insert date of Interest Payment Date prior to Exchange Date]

[insert date of redemption or acceleration prior to Exchange Date]

[insert Exchange Date]]

[Name of Account Holder]

By:
(Authorized Signatory)
Name:
Title:

[FORM OF CERTIFICATE TO BE GIVEN BY

THE EUROCLEAR OPERATOR AND CLEARSTREAM, LUXEMBOURG]

EXHIBIT B-2

CERTIFICATE

General Electric Capital Corporation

Euro Medium-Term Notes

Represented by Temporary Global Note No.     .

This is to certify that, based solely on certifications we have received in writing, by tested telex or by electronic transmission from member organizations appearing in our records as persons being entitled to a portion of the principal amount set forth below (our “Member Organizations”) substantially to the effect set forth in Exhibit B-1 to the Fiscal and Paying Agency Agreement, as of the date hereof, [Currency] [Amount] principal amount of the above-captioned Notes (i) is owned by persons that are not citizens or residents of the United States, corporations, partnerships or other entities created or organized in or under the laws of the United States or any political subdivision thereof, estates whose income is subject to United States federal income taxation regardless of its source, or a trust in which a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust or if such trust has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person (“United States person(s)”), (ii) is owned by United States persons that (a) are foreign branches of United States financial institutions (as defined in U.S. Treasury Regulations Section 1.165-12(c)(1)(iv) (“financial institutions”) purchasing for their own account or for resale, or (b) acquired the Notes through foreign branches of United States financial institutions and who hold the Notes through such United States financial institutions on the date hereof (and in either case (a) or (b), each such United States financial institution has agreed, on its own behalf or through its agent, that we may advise the Issuer or the Issuer’s agent that it will comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder), or (iii) is owned by United States or foreign financial institutions for purposes of resale during the restricted period (as defined in U.S. Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7), and to the further effect that United States or foreign financial institutions described in clause (iii) above (whether or not also described in clause (i) or (ii)) have certified that they have not acquired the Notes for purposes of resale directly or indirectly to a United States person or to a person within the United States or its possessions.

As used herein, “United States” means the United States of America (including the States and the District of Columbia) and its “possessions” including Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands.

We further certify (i) that we are not making available herewith for exchange (or, if relevant, exercise of any rights or collection of any interest) any portion of the temporary global Note excepted as set forth herein and (ii) that as of the date hereof we have not received any notification from any of our Member Organizations to the effect that the statements made by such Member Organizations with respect to any portion of the part submitted herewith for exchange (or, if relevant, exercise of any rights or collection of any interest) are no longer true and cannot be relied upon as of the date hereof.

EXHIBIT B-2

We understand that this certification is required in connection with certain tax laws and, if applicable, certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certification is or would be relevant, we irrevocably authorize you to produce this certification to any interested party in such proceedings.

Dated:                     , 20

[To be dated no earlier than

[insert date of Interest Payment Date prior to Exchange Date]

[insert date of redemption or acceleration prior to Exchange Date]

[insert Exchange Date]]

[EUROCLEAR BANK, S.A./N.V., as Operator of the Euroclear System]

[CLEARSTREAM BANKING, SOCIÉTÉ ANONYME]

[OTHER CLEARANCE SYSTEM]

By: